Exhibit 99.1

NEWS RELEASE

Contact:
Bobbi J. Roberts Vice President, Investor Relations Saxon Capital, Inc. 804.967.7879 robertsb@saxonmtg.com

   For Release on Friday, October 3, 2003 at 9 a.m. Eastern Time

Saxon Capital, Inc. Announces Third Quarter 2003 Earnings Release and Conference Call

GLEN ALLEN, VA – (October 3, 2003) – Saxon Capital, Inc. (“Saxon”) (NASDAQ: SAXN), a residential mortgage lending and servicing company, will report its third quarter 2003 operating results after the market closes on Thursday, October 23, 2003 and will hold its quarterly conference call to discuss third quarter results on Friday, October 24, 2003 at 11:00 a.m. Eastern Time.

Those individuals that would like to participate on the conference call should contact Bobbi Roberts, Vice President of Investor Relations at (804) 967-7879 to receive details regarding the call.

This call is being webcast by CCBN and can be accessed at Saxon’s web site at www.saxoncapitalinc.com.

About Saxon

Saxon is a residential mortgage lender and servicer that originates, purchases, securitizes and services non-conforming mortgages and home equity loans. Saxon is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s production subsidiaries, Saxon Mortgage, Inc., and America’s MoneyLine, Inc. originate and purchase loans through wholesale, correspondent and retail business channels. Saxon currently originates and purchases loans in 49 states, through its network of approximately 4,000 brokers, 400 correspondents, and 27 retail branches. As of June 30, 2003, Saxon’s servicing subsidiary Saxon Mortgage Services, Inc. serviced a mortgage loan portfolio of $8.3 billion. For more information, visit www.saxoncapitalinc.com.

Information Regarding Forward Looking Statements

Statements in this news release reflecting our future expectations, plans and strategies, are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainty. Our actual results and the timing of certain events could differ materially from those plans due to a number of factors, such as changes in overall economic conditions and interest rates, faster prepayment speeds than those we currently anticipate, declining consumer demand for mortgage refinancing, changes in capital market and competitive conditions applicable to our industry, and changes in the applicable legal and regulatory environment. You should also be aware that all information in this news release is as of October 3, 2003, or as of the date indicated. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.